Exhibit 99.1

[Frisby Logo]

FRISBY TECHNOLOGIES, INC. ANNOUNCES DELISTING BY NASDAQ OF ITS SECURITIES

WINSTON-SALEM, N.C., NOVEMBER 26, 2002 – FRISBY TECHNOLOGIES, INC. today announced that a Nasdaq Listing Qualifications Panel had issued a written decision that, based on the Company’s failure to comply with the continued listing requirements for continued listing set forth in Marketplace Rule 4310(c)(2), its common stock would be delisted from the Nasdaq SmallCap Market effective with the opening of business on November 27, 2002. The Company expects that its shares will be immediately eligible for quotation on the Over-the-Counter Bulletin Board (OTCBB).

Certain statements in this release are forward-looking in nature and relate to the company’s plans, objectives, estimates and goals. Words such as “expects,” “anticipates,” “intends,” “plans,” “projects,” “forecasts,” “believes,” and “estimates,” and variations of such words and similar expressions, identify such forward-looking statements. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this report. The statements are based on current expectations, are inherently uncertain, are subject to risks and uncertainties and should be viewed with caution. Actual results and experience may differ materially from those expressed or implied by the forward-looking statements as a result of many factors, including, without limitation, those set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Additional Business Risks” in the company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 and under “Risk Factors” in the company’s Registration Statement on Form S-3/A filed with the Securities and Exchange Commission on May 30, 2002 and, in addition, the company’s ability to cause its stock to be quoted on the Over-the-Counter Bulletin Board. To the extent permitted by law, the company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.